Exhibit 32.1

SECTION 906 CERTIFICATION
Global Boatworks Holdings, Inc.

I certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q of Global Boatworks Holdings, Inc. for the period ending September 30, 2015 (the “Report”):

(1)	complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Global Boatworks, Holdings, Inc.

/s/ Robert Rowe
Robert Rowe
Chief Executive Officer, Principal Financial Officer And Principal Accounting Officer November 17, 2015